Exhibit 3.1

AMENDMENT
TO THE
BY LAWS
OF
AMERICAN APPAREL, INC.
(f/k/a Endeavor Acquisition Corp.)

Effective October 1, 2010

The Bylaws (the “Bylaws”) of American Apparel, Inc., a Delaware corporation (the “Company”), are hereby amended as follows, effective October 1, 2010:

1.          The Bylaws are hereby amended by replacing all references to “Endeavor Acquisition Corp.” with “American Apparel, Inc.”

2.          ARTICLE II Section 2.3 of the Bylaws is hereby amended by deleting such Section 2.3 in its entirety and replacing it with the following:

2.3  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or by the Chief Executive Officer, the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

3.          ARTICLE III Section 3.4 of the Bylaws is hereby amended by deleting such Section 3.4 in its entirety and replacing it with the following:

3.4  Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President, the Chairman or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

4.          The second paragraph of ARTICLE III Section 3.6 of the Bylaws is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by the Chief Executive Officer or, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, by the President or in the absence of the Chairman of the Board of Directors, the Chief Executive Officer and the President, by such other person as the Board of Directors may designate or the members present may select.

5.          The first sentence of ARTICLE IV Section 4.1 of the Bylaws is hereby amended by deleting such sentence in its entirety and replacing it with the following:

The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer.

6.          The first sentence of ARTICLE IV Section 4.3 of the Bylaws is hereby amended by including the phrase “the Chief Executive Officer,” directly following the phrase “on behalf of the Corporation by” and directly preceding the phrase “the President”.

7.          ARTICLE IV Section 4.4 of the Bylaws is hereby amended by deleting such Section 4.4 in its entirety and replacing it with the following:

Section 4.4.1  Chairman of the Board.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chairman of the Board of Directors (if any) shall preside at all meetings of the Board of Directors of the Corporation and of the stockholders at which he or she shall be present.  He or she shall sign such contracts, documents or instruments in writing as require his or her signature and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

Section 4.4.2  Chief Executive Officer.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.  During the absence or disability of the President, or if no President (or acting President) is appointed, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President.

Section 4.4.3  President.  Subject to the provisions of these Bylaws and to the direction of the Board of Directors and, if there be one, the Chief Executive Officer, the President shall have general supervision of the business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.  During the absence or disability of the Chief Executive Officer, or if no Chief Executive Officer (or acting Chief Executive Officer) is appointed, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer.

8.          ARTICLE IV Section 4.6 of the Bylaws is hereby amended by deleting such Section 4.6 in its entirety and replacing it with the following:

4.6  Vice Presidents.  At the request of the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence or disability of the Chief Executive Officer and the President, or if no Chief Executive Officer (or acting Chief Executive Officer) or President (or acting President) is appointed, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence or disability of the Chief Executive Officer and the President or, if no Chief Executive Officer (or acting Chief Executive Officer) or President (or acting President) is appointed, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

9.          The fourth sentence of ARTICLE IV Section 4.7 of the Bylaws is hereby amended by including the phrase “the Chief Executive Officer or” directly following the phrase “then the Board of Directors or” and directly preceding the phrase “the President”.

10.        The second sentence of ARTICLE IV Section 4.8 of the Bylaws is hereby amended by including the phrase “the Chief Executive Officer and” directly following the phrase “and shall render to” and directly preceding the phrase “the President”.

11.        The first sentences of Sections 4.9, 4.10 and 4.11 of ARTICLE IV of the Bylaws are hereby amended to include the phrase “the Chief Executive Officer,” directly following the phrase “the Board of Directors,” and directly preceding the phrase “the President”.

12.        The last sentence of ARTICLE V Section 5.1 of the Bylaws are hereby amended to include the phrase “, President” directly following the phrase “the Chief Executive Officer” and directly preceding the phrase “or a Vice President”.

13.        Except as specifically set forth herein the Bylaws shall remain unmodified and continue in full force and effect.

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